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                                                                    Exhibit 10.2

               AMENDMENT TO EMPLOYMENT AND RETENTION AGREEMENTS
               ------------------------------------------------

     This Amendment to Employment and Retention Agreements ("Amendment") is made and entered into on this 1/st/ day of June, 2001, by and between AMERIPATH, INC., a Delaware corporation (the "Company"), and ALAN LEVIN, M.D. (hereinafter, the "Executive").

                                R E C I T A L S
                                - - - - - - - -

     A. The Executive is currently employed by the Company as a Doctor of Medicine, Specializing in Pathology, pursuant to an Employment Agreement with Derrick & Associates Pathology, P.A. ("Derrick"), dated November 3, 1994 (the "Prior Employment Agreement"), which Prior Employment Agreement was assumed by the Company when it acquired Derrick.

     B. Subsequent to entering into the Prior Employment Agreement, the Company offered the Executive and the Executive accepted an Executive Retention Agreement dated August 12, 1999 (the "Retention Agreement").

     C. The Company and the Executive now wish to amend portions of the Prior Employment Agreement and the Retention Agreement.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

     1.  Recitals. The foregoing recitals are true and correct and are
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incorporated herein by this reference.

     2.  Term of Employment. The Executive's term of employment (the "Term of
         ------------------
Employment"), shall commence upon execution of this Amendment by both the Executive and the Company and shall terminate upon the date on which the employment of the Executive is terminated pursuant to and in accordance with
Section 5 hereof (the "Expiration Date").

     3.  Compensation.
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         3.1 Base Salary. The Executive shall receive a base salary at the
             -----------
annual rate of $ 300,000 (the "Base Salary") during the Term of Employment, with
                               ------------
such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed at least annually.

         3.2 Bonuses.
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             a.  During the Term of Employment, for each calendar year during the Term of Employment (the "Bonus Period"), the Board shall establish a bonus pool from which

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the Executive shall be eligible to receive an annual bonus potentially equal to thirty-five percent (35%) of the Executive's Base Salary (the "Bonus Payment"), to be determined by the Executive's supervisor and based upon the satisfaction by the Executive and/or the Company of the goals (the "Goals"), to be established by the Company. Notwithstanding the foregoing, in the event that the Goals are either exceeded or not fully achieved for a Bonus Period, the Executive may be eligible to receive a Bonus Payment in an amount in excess of or less than thirty-five percent (35%) of the Executive's Base Salary.

              b. For the Bonus Period in which the Executive's employment with the Company terminates for any reason other than by the Company for Cause under
Section 5.1 hereof, provided that the Executive has been continuously employed with the Company for a minimum of six (6) months during such Bonus Period, the Company shall pay the Executive a pro rata portion (based upon the period beginning on the first day of the Bonus Period and ending on the date on which the Executive's employment with the Company terminates) of the bonus otherwise payable under Section 3.2 for the Bonus Period in which such termination of employment occurs; provided, however, that (i) the Bonus Period shall be deemed to end on the last day of the calendar quarter in which the Executive's employment so terminates, and (ii) the business criteria used to determine the bonus for this short Bonus Period shall be annualized and shall be determined based upon audited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, and reviewed and approved by the Compensation Committee of the Board. The Incentive Compensation for this Bonus Period is sometimes hereinafter referred to as the "Termination Year Bonus".

     4.  Expense Reimbursement and Other Benefits.
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         4.1  Reimbursement of Expenses. Upon the submission of proper
              -------------------------
substantiation by the Executive, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive during the Term of Employment in the course of and pursuant to the business of the Company. The Executive shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

         4.2  Compensation/Benefit Programs. During the Term of Employment, the
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Executive shall be entitled to participate in all medical, dental, hospitalization, accidental death and dismemberment, disability, travel and life insurance plans, and any and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

         4.3  Stock Options. During the Term of Employment hereunder, and
              -------------
subject to the execution of any other applicable agreements, the Executive shall be eligible on an annual basis to receive options (the "Stock Options") to purchase common stock (the "Common Stock")

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of the Company, the amount to be determined by the Chairman of the Board and CEO
(the "Chairman") of the Company based upon the Executive's performance and services rendered to the Company, and subject to the approval by both the Compensation Committee and the Board at their regular annual review of executive performance. If and to the extent awarded, the Stock Options shall be granted under (and therefore subject to all terms of) the Company's stock option plan (the "Stock Option Plan") and pursuant to the terms of a certain stock option agreement (the "Option Agreement") to be entered into by and between the Executive and the Company. In addition, during the Term of Employment, the Executive shall be eligible to be granted additional options under the Company's Stock Option Plan. The number, if any, of additional options and terms and conditions thereof shall be determined by the Committee appointed pursuant to the Stock Option Plan, or by the Board of Directors of the Company, in its discretion and pursuant to the Stock Option Plan. Notwithstanding any other provision of this Amendment, Option Agreements entered into by the Executive and the Company prior to the date of this Amendment shall remain in full force and effect.

          4.4  Other Benefits. The Executive shall accrue up to four (4) weeks
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of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Executive and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Executive hereunder. Any accrued vacation time not taken by Executive during any calendar year may be carried forward into any succeeding calendar year. Notwithstanding the foregoing, in no event shall the Executive's accrued vacation time exceed four (4) weeks at any point in time. The Executive shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

     5.   Termination and/or Change of Control.
          ------------------------------------

          5.1  Termination for Cause. The Company shall at all times have the
               ---------------------
right, upon written notice to the Executive, to terminate the Term of Employment, for Cause as defined by Paragraph 16 of the Prior Employment Agreement. Any termination for Cause shall be made by notice in writing to the Executive, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 5.1, the Company shall pay to the Executive any accrued and unpaid Base Salary through the date of termination. Upon any termination effected and compensated pursuant to this Section 5.1, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for accrued and unused vacation days).

          5.2  Disability. The Company shall at all times have the right, upon
               ----------
written notice to the Executive, to terminate the Term of Employment, if the Executive shall become entitled to benefits under the Company's long term disability plan as then in effect, or, if the Executive shall as the result of mental or physical incapacity, illness or disability, become unable to perform his obligations hereunder for a period of 180 days in any 12-month period. The Board

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shall have sole discretion based upon competent medical advice to determine whether the Executive is or continues to be disabled. Upon any termination pursuant to this Section 5.2, the Company shall (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the effective date of termination specified in such notice, (ii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 3.2b hereof, and (iii) pay the COBRA premiums for the Executive's medical and dental insurance coverage in effect on the termination date, for a period of eighteen (18) months following the termination of the Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for accrued and unused vacation days).

          5.3  Death. Upon the death of the Executive during the Term of
               -----
Employment, the Company shall (i) pay to the estate of the deceased Executive any accrued and unpaid Base Salary and Bonus Payment, through the Executive's date of death, (ii) pay to the estate of the deceased Executive, the Executive's Termination Year Bonus, if any, at the time provided in Section 3.2b hereof. Upon any termination effected and compensated pursuant to this Section 5.3, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for accrued and unused vacation days).

          5.4  Termination Without Cause. At any time the Company shall have
               -------------------------
the right to terminate the Term of Employment by written notice to the Executive. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3 or 5.5) the Company shall (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the date of termination specified in such notice, (ii) continue to pay the Executive's Base Salary for a period of twelve (12) months following the termination of the Executive's employment with the Company, in the manner and at such times as the Base Salary otherwise would have been payable to the Executive, (iii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 3.2b, and (iv) pay the COBRA premiums for the Executive's medical and dental insurance coverage in effect on the termination date, for a period of eighteen (18) months following the termination of the Executive's employment with the Company. Upon any termination effected and compensated pursuant to this Section 5.4, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for accrued and unused vacation days).

          5.5  Termination by Executive.
               ------------------------

               a. The Executive shall at all times have the right to terminate the Employment Term without cause upon not less than one hundred and eighty
(180) days notice given pursuant to paragraph c. of this Section 5.5.

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          b.  The Executive shall at all times have the right to terminate his
Employment Term for "Good Reason". For purposes of this Section 5.5, "Good Reason" shall mean:

              (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the Prior Employment Agreement and the Retention Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (ii) any failure by the Company to comply with any of the provisions of Section 3 of this Amendment, other than an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

              (iii) the Company's requiring the Executive to be based at any office or location other than that in which the Executive was based at the time this Amendment was executed, except for travel reasonably required in the performance of the Executive's duties and responsibilities hereunder;

              (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Amendment; or

              (v) any failure by the Company or its successor(s) to assume its obligations in accordance with Section 14 of this Amendment.

          c. Any termination by Executive pursuant to this Section 5.5 shall be communicated in writing, in accordance with Section 13 of this Amendment, and shall specify the reason for the termination and the effective date thereof.

          d.  Upon termination of the Term of Employment pursuant to paragraph
a. of this Section 5.5 (that is not a termination under Section 5.6) by the Executive, the Company shall pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the effective date of termination specified in such notice.

          e. Upon termination of the Term of Employment for "Good Reason", pursuant to paragraph b. of this Section 5.5 (that is not a termination under Section 5.6), by the Executive, the Company shall (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the date of termination specified in such notice, (ii) continue to pay the Executive's Base Salary for a period of twelve (12) months following the termination of the Executive's employment with the Company, in the manner and at such times as the Base Salary otherwise would have been payable to the Executive, (iii) pay to the Executive his Termination Year Bonus, if any, at the time provided in Section 4.2b, and (iv) pay the COBRA premiums for

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the Executive's and Executive's family's medical and dental insurance coverage in effect on the termination date, for a period of eighteen (18) months following the termination of the Executive's employment with the Company.

          f.  Upon any termination effected and compensated pursuant to this
Section 5.5, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for accrued and unused vacation days).

     5.6  Change in Control of the Company.
          --------------------------------

          a. Unless otherwise provided in Section 5.7 hereof, in the event that a Change in Control (as defined in paragraph f. of this Section 5.6) in the Company shall occur during the Term of Employment, the Company shall pay to the Executive, within thirty (30) days of the date of the Change in Control, a lump sum bonus equal to two (2) times the Executive's current annual Base Salary (the "Change in Control Date Bonus"), and (ii) accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested on the date of the Change in Control.

          b. If the Executive's Term of Employment is terminated prior to the date on which a Change of Control occurs, and it is reasonably demonstrated that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control, or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes hereunder, a "Change of Control Termination" shall be deemed to have occurred.

          c. If Executive's Term of Employment is terminated without cause pursuant to Section 5.4 hereof, within one year after a Change of Control, a "Change of Control Termination" shall be deemed to have occurred.

          d. If, within one year following a Change of Control, the Company requires the Executive to be based at any office or location other than that in which the Executive was based at the time this Amendment was executed, except for travel reasonably required in the performance of the Executive's duties and responsibilities hereunder, the Executive may elect to terminate this Amendment and a "Change of Control Termination" shall be deemed to have occurred.

          e. In the event of a "Change of Control Termination" under paragraphs b, c, or d of this Section 5.6, the Company shall:

              (i) pay to the Executive any accrued and unpaid Base Salary and Bonus Payment, through the effective date of the termination;

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              (ii)  pay to the Executive his Termination Year Bonus, if any, at
the time provided in Section 4.2b hereof;

              (iii) pay to the Executive, within 30 days of the termination of his employment hereunder, a lump sum payment equal to one (1) times the Executive's annual Base Salary;

              (iv) accelerate the vesting of all AmeriPath Stock Options which have been granted to the Executive but are unvested, so that the unvested shares are one hundred (100) percent vested as of the Executive's Termination Date; and

              (v) pay to the Executive in a lump sum the compensation and benefits provided in the Termination Without Cause Section 5.4.

The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1, and payment of compensation for accrued and unused vacation days).

          f. If, on the date of the one-year anniversary of the date of the Change In Control, the Executive is in the employ of the Company, or any successor thereto or assign thereof, the Executive shall be paid, on such one-year anniversary date, an additional lump sum bonus equal to one (1) times the Executive's annual Base Salary as determined immediately prior to the Change in Control Date (the "Anniversary Bonus").

          g. For purposes of this Amendment, the term "Change in Control" shall mean:

              (i) Approval by the shareholders of the Company of (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

              (ii) Individuals who, as of the Commencement Date of this Amendment, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Commencement Date of this Amendment whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose

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initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Amendment, considered as though such person were a member of the Incumbent Board; or

              (iii) the acquisition (other than by or from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Securities Exchange Act of 50% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors [(hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or "group" that as of the Commencement Date of this Amendment owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its Subsidiaries].

     5.7  Certain Reduction of Payments by the Company.
          --------------------------------------------

          a. For purposes of this section, (i) A Payment shall mean any payment or distribution in the nature of compensation to or for the benefit of the Executive, whether paid or payable pursuant to this Amendment or otherwise; (ii) Amendment Payment shall mean a Payment paid or payable pursuant to this Amendment (disregarding this Section 5.7); (iii) Net After Tax Receipt shall mean the Present Value of a Payment net of all taxes imposed on the Executive with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code which applied to the Executive's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the smallest aggregate amount of Payments which (a) is less than the sum of all Payments and
(b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate Payments were any other amount equal to or less than the sum of all Payments.

          b. Anything in this Amendment to the contrary notwithstanding, in the event that the Company's independent auditors or, at the Executive's option, any other nationally or regionally recognized firm of independent accountants selected by the Executive and approved by the Company, which approval shall not be unreasonably withheld (the "Accounting Firm"), shall determine that receipt of all Payments would subject the Executive to tax under Section 4999 of the Code, it shall determine whether some amount of Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Amendment Payments shall be reduced to such Reduced Amount; provided, however, that if the Reduced Amount exceeds the aggregate Amendment Payments, the aggregate Payments shall, after the reduction of all Amendment Payments, be reduced (but not below zero) in the amount of such excess.

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          c.  If the Accounting Firm determines that aggregate Amendment
Payments or Payments, as the case may be, should be reduced to the Reduced Amount, the Company shall promptly give the Executive notice to that effect and a copy of the detailed calculation thereof, and the Executive may then elect, in his sole discretion, which and how much of the Amendment Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount), and shall advise the Company in writing of his election within ten days of his receipt of notice. If no such election is made by the Executive within such ten-day period, the Company may elect which of the Amendment Payments or Payments, as the case may be, shall be eliminated or reduced (as long as after such election the present value of the aggregate Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Company and the Executive and shall be made within 60 days of a termination of employment of the Executive. As promptly as practicable following such determination, the Company shall pay to or distribute for the benefit of the Executive such Payments as are then due to the Executive under this Amendment and shall promptly pay to or distribute for the benefit of the Executive in the future such Payments as become due to the Executive under this Amendment.

          d. While it is the intention of the Company and the Executive to reduce the amounts payable or distributable to the Executive hereunder only if the aggregate Net After Tax Receipts to the Executive would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will not have been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Amendment which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Company to or for the benefit of the Executive pursuant to this Amendment could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the Accounting Firm believes has a high probability of success or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Company to or for the benefit of the Executive shall be treated for all purposes as a loan ab initio to the Executive which the
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Executive shall repay to the Company together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no loan shall be deemed to have been made and no amount shall be payable by the Executive to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Executive is subject to tax under Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable federal rate provided for in
Section 7872(f)(2) of the Code.

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          5.8  Resignation.  Upon any termination of employment pursuant to this
               -----------
Article 5, the Executive shall be deemed to have resigned as an officer, and if he was then serving as a director of the Company, as a director, and if required by the Board, the Executive hereby agrees to immediately execute a resignation letter to the Board.

          5.9  Survival.  The provisions of this Article 5 shall survive the
               --------
termination of this Amendment, as applicable.

      6.  Restrictive Covenants.
          ---------------------

          6.1  Non-competition. The noncompete provisions set forth in
               ---------------
Paragraphs 20 and 21 of the Prior Employment Agreement are hereby ratified and affirmed by the Company and the Executive and the Executive agrees to fully comply therewith.

          In addition, at all times while the Executive is employed by the Company and for a two (2) year period immediately following the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) competes with the Company's business (for purposes of this Agreement, any business that engages in the management or provision of anatomic pathology diagnostic services {whether through physician practices, laboratories, hospitals, medical or surgery centers or otherwise} shall be deemed to compete with the Company's business); provided that such provision shall not apply to the Executive's ownership of common stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than five percent (5.0%) of any class of capital stock of such corporation.

          6.2  Confidential Information. The Executive shall not at any time
               ------------------------
divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, employees, employee compensation or benefits, employment practices and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this

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Amendment, "Confidential Information" means information disclosed to the
            ------------------------
Executive or known by the Executive as a consequence of or through the unique position of his employment with the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally or publicly known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to promote the best interests of the Company or to the extent required by law.

          6.3  Nonsolicitation of Employees and Customers.  At all times while
               ------------------------------------------
the Executive is employed by the Company and for the two (2) year period immediately following the termination of the Executive's employment with the Company for any reason, the Executive shall not, directly or indirectly, for himself or for or on behalf of any other person, firm, corporation, partnership, association or other entity (a) employ or attempt to employ or solicit the termination of employment of or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six (6) months, and/or (b) call on or solicit any of the actual or targeted prospective customers or clients of the Company (or of its physician practices or laboratories) on behalf of any person or entity in connection with any business that competes with the Company's business, nor shall the Executive make known the names and/or addresses of such employees, customers or clients or any information relating in any manner to the Company's trade or business relationships with such employees, customers or clients, other than in connection with the performance of Executive's duties under this Amendment.

          6.4  Ownership of Developments.  All copyrights, patents, trade
               -------------------------
secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the
                            ------------
Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

          6.5  Books and Records.  All books, records, and accounts relating in
               -----------------
any manner to the customers or clients of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

          6.6  Definition of Company.  Solely for purposes of this Article 6,
               ---------------------
the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

          6.7  Acknowledgment by Executive. The Executive acknowledges and
               ---------------------------
confirms that (a) the restrictive covenants contained in this Article 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Executive further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

          6.8  Reformation by Court. In the event that a court of competent
               --------------------
jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

          6.9  Extension of Time. If the Executive shall be in violation of any
               -----------------
provision of this Article 6, then each time limitation set forth in this Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

          6.10 Survival.  The provisions of this Article 6 shall survive the
               --------
termination of this Amendment, as applicable.

     7.   Injunction. It is recognized and hereby acknowledged by the parties
          ----------
hereto that a breach by the Executive of any of the covenants contained in
Article 6 of this Amendment will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Amendment by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

     8.   Arbitration. Any dispute or controversy arising under or in connection
          ------------
with this Amendment shall be settled exclusively by arbitration in Palm Beach County, Florida, in accordance with the Rules of the American Arbitration Association then in effect (except to the extent that the procedures outlined below differ from such rules). Within thirty (30) days after written notice by either party has been given that a dispute exists and that arbitration is required, each party must select an arbitrator and those two arbitrators shall promptly, but in no event later than thirty (30) days after their selection, select a third arbitrator. The parties agree to act as expeditiously as possible to select arbitrators and conclude the dispute. The selected arbitrators must render their decision in writing. The cost and expenses of the arbitration and of enforcement of any award in any court shall be borne by the non-prevailing party. If advances are required, each party will advance one-half of the estimated fees and expenses of the arbitrators. Judgment may be entered on the arbitrators' award in any court having jurisdiction. Although arbitration is contemplated to resolve disputes hereunder, either party may proceed to court to obtain an injunction to protect its rights hereunder, the parties agreeing that either could suffer irreparable harm by reason of any breach of this Amendment. Pursuit of an injunction shall not impair arbitration on all remaining issues.

     9.   Section 162(m) Limits. Notwithstanding any other provision of this
          ---------------------
Amendment to the contrary, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of remuneration that the Company may deduct for that year under Section 162(m) ("Section 162(m)") of the Code, payment of the portion of the remuneration for
  --------------
that year that would not be so deductible under Section 162(m) shall, in the sole discretion of the Board, be deferred and become payable at such time or times as the Board determines that it first would be deductible by the Company under Section 162(m), with interest at the "short-term applicable rate" as such term is defined in Section 1274(d) of the Code. The limitation set forth under this Section 9 shall not apply with respect to any amounts payable to the Executive pursuant to Article 5 hereof.

     10.  Assignment.  Neither party shall have the right to assign or delegate
          ----------
his rights or obligations hereunder, or any portion thereof, to any other person.

     11.  Governing Law.  This Amendment shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Florida, without reference to principles of conflict of laws.

     12.  Entire Agreement; Prior Agreements.  To the extent this Amendment
          ----------------------------------
modifies the Prior Employment Agreement or Retention Agreement, the same are replaced and superseded hereby. Unless specifically provided herein to the contrary, in the event of any conflict between the terms of the Prior Employment Agreement, the Retention Agreement and/or this Amendment, the terms of this Amendment shall control. To the extent such agreements are not modified by this Amendment, they shall remain in full force and effect.

     13.  Notices:  All notices and other communications hereunder shall be in
          -------
writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          -------------------

          Alan Levin, M.D.
          21 Island Road
          Stuart, FL 34936


          If to the Company:
          -----------------

          AmeriPath, Inc.
          7289 Garden Road, Suite 200
          Riviera Beach, FL 33404
          Attention: Chairman of the Board

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     14.  Benefits; Binding Effect.  This Amendment shall be for the benefit of
          ------------------------
and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

     15.  Severability.  The invalidity of any one or more of the words,
          ------------
phrases, sentences, clauses, provisions, sections or articles contained in this Amendment shall not affect the enforceability of the remaining portions of this Amendment or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Amendment shall be declared invalid, this Amendment shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

     16.  Waivers.  The waiver by either party hereto of a breach or violation
          -------
of any term or provision of this Amendment shall not operate nor be construed as a waiver of any subsequent breach or violation.

     17.  Damages.  Nothing contained herein shall be construed to prevent the
          -------
Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Amendment. In the event that either party hereto brings suit for the collection of any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this

Amendment, then the party found to be at fault shall pay all reasonable court costs and attorneys' fees of the other.

     18.  Section Headings.  The article, section and paragraph headings
          ----------------
contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

     19.  No Third Party Beneficiary.  Nothing expressed or implied in this
          --------------------------
Amendment is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Amendment.

     20.  Withholding Taxes. The Company may withhold from any amounts payable
          -----------------
under this Amendment such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     21.  Counterparts.  This Amendment may be executed in one or more
          -------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EXECUTIVE:                               COMPANY:

                                         AMERIPATH, INC.


________________________________         By:____________________________________
Alan Levin, M.D.                           James C. New
                                           Chairman and Chief Executive Officer